UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2022
1STDIBS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40453 (Commission File Number)	94-3389618 (I.R.S. Employer Identification No.)

51 Astor Place, 3rd Floor New York, New York (Address of principal executive offices)	10003 (Zip Code)

(212) 627-3927
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DIBS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.08    Shareholder Director Nominations.
To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.
Item 8.01    Other Events.
1stdibs.com, Inc. (the “Company”) has established May 12, 2022 as the date for its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”).
Since the Company did not hold an annual meeting of stockholders the previous year, stockholders of the Company who wish to have a director nomination or proposal regarding any other matter of business considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or pursuant to the Amended and Restated Bylaws of the Company (the “Bylaws”) must submit such nomination or proposal to the Company’s Secretary at 1stdibs.com, Inc., 51 Astor Place, 3rd Floor, New York, New York, 10003 on or before the close of business on March 10, 2022, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials.
In addition to complying with the March 10, 2022 deadline, stockholder director nominations and proposals intended to be considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting must also comply with all applicable Securities and Exchange Commission rules, including Rule 14a-8, Delaware corporate law, and the Bylaws in order to be eligible for inclusion in the proxy materials for the 2022 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2022
1STDIBS.COM, INC.

By: /s/ Melanie Goins
Melanie Goins
General Counsel and Corporate Secretary